Healthcare of Today

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www.healthcareoftoday.com

November 2, 2010

Yaterra Ventures, Inc.
C/o Stephen F. X. O'Neill, Esq.
O'Neill Law Group PLLC
Attorneys At Law
435 Martin Street, Suite 1010, Blaine, WA 98230

Re: Business Combination between Yaterra Ventures Corp. ("Yaterra") and Organ Transport Systems, Inc. ("OTS")

This will confirm our mutual intention with respect to a proposed business combination of Yaterra and OTS, a wholly-owned subsidiary of Healthcare of Today, Inc. ("HOTI").

1. OTS has represented to Yaterra as follows:

a) OTS is a corporation incorporated under the laws of the State of Nevada and is in good standing with respect to the filing of its annual lists.

b) The authorized capital of OTS consists of 25,000,000 common shares, par value $0.001 per share, of which 18,717,310 are issued and outstanding.

c) All of the issued and outstanding shares of OTS are legally and beneficially owned by HOTI.

d) No person holds any option, warrant or other security capable of being exercised or converted to acquire any shares of OTS either from OTS or HOTI except that an existing promissory note of OTS in the amount of $822,217 plus accrued interest is convertible into OTS common stock at $1.00 per share, at the election of the holder, and, in particular, Greenwood Gold Resources Inc. does not have any right to acquire any shares of OTS.

e) The financial statements of OTS present fairly the assets, liabilities and results of operations of OTS as of the dates thereof on a basis consistent with prior periods. There has been no material change in the assets and liabilities or financial position of OTS since the date thereof.

f) Except as may be listed on the final definitive acquisition agreement, OTS does not have any employment, consulting or management contracts that cannot be terminated on 60 days notice.

g) OTS is the owner of a patented technology for the transportation of human organs (the "Technology") and is the owner of certain patents and patent rights to the Technology. (the "Patents").

h) OTS has developed a product for portable perfusion of the heart known as the LifeCrade® which is covered by the Patents.

i) OTS owns the registered trademark LifeCradle®.

j) OTS holds the Patents, the LifeCradle® trademark and the Technology (collectively the "Intellectual Property") free of any liens, charges or encumbrances.

k) There is no material litigation by or against OTS or affecting the Intellectual Property.

2. Yaterra has represented to OTS and HOTI as follows:

a) Yaterra is a corporation incorporated under the laws of the State of Nevada and is in good standing with respect to the filing of its annual lists.

b) Yaterra's most recent filings on Form 10-K and Form 10-Q with the United States Securities and Exchange Commission for the fiscal year ended August 31, 2009 and the fiscal quarter ended May 31, 2010 accurately set out the assets, liabilities, financial position and business of Yaterra as of the dates thereof and there has been no material change since the most recent Form 10-Q filing.

c) Yaterra will timely file all required filings and maintain ist standing as a current filing entity with the SEC, including the Form 10-K report due for the fiscal year ended August 31, 2010.

3. HOTI and Yaterra intend to enter into a definitive acquisition agreement for the acquisition from HOTI of all of the issued and outstanding shares of OTS, such that on completion of the acquisition, HOTI will hold 60% of the common stock of Yaterra then issued and outstanding and all of the issued and outstanding shares of a new class of preferred stock having a voting right equivalent to 51% of the total voting power of all classes of stock, on a non-dilutive basis, and which shall have cumulative preferential dividend, liquidation and similar rights; and Yaterra's shareholders immediately before the transaction will hold 40% of the common stock of Yaterra then issued and outstanding.

4. Concurrent with closing of the transaction, the current directors and officers of Yaterra will appoint successor directors nominated by HOTI and then shall resign.

5. The parties shall use reasonable commercial efforts to prepare and execute a definitive Acquisition Agreement within 15 days of the date of this letter of intent, which shall include a closing date of the transaction no later the 45 days from the date of this letter of intent.

6. During the 15 day period described in Paragraph 5 above (the "Due Diligent Period"), each of OTS and Yaterra shall make available to each other's respective representatives all documents and information reasonably necessary for the completion of their due diligence, including instructing their respective employees and accountants to provide such information upon request, subject to the requesting party entering into reasonable non-disclosure agreements protecting the confidential information of the disclosing party.

7. OTS and HOTI agree that during the Due Diligence Period, they will not agree, negotiate or discuss with any other party a sale of shares of OTS or business combination of OTS other than the business combination contemplated by this letter of intent.

8. Except for Paragraphs 5, 6 and 7, the provisions of this letter are not intended to be a binding agreement and the parties shall not be obligated to complete any business combination unless and until execution of the formal documentation contemplated by Paragraph 5.

HEALTHCARE OF TODAY, INC.

By: ______________________
Henry Jan, CEO and President

Agreed and accepted as of the 4th day of November, 2010.

ORGAN TRANSPORT SYSTEMS, INC.

By: Michael Holder
Michael Holder, President and CEO

Agreed and accepted as of the 4th day of November, 2010.

YATERRA VENTURES CORP.

By: ______________________
Jarret P. Bousquet, President

Agreed and accepted as of the 4th day of November, 2010.